Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 8, 2005 accompanying i) the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P. ii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. as of August 31, 2005; and iii) the consolidated balance sheet of Energy Transfer Partners, L.L.C. as of August 31, 2005; and our report dated December 6, 2005 accompanying the consolidated financial statements of HPL Consolidation LP as of August 31, 2005 and for the periods from January 26, 2005 through August 31, 2005 and January 1, 2005 to January 25, 2005, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K/A for the year ended August 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement and to the use of our name as it appears in the caption “Experts”.

/s/ Grant Thornton LLP

Tulsa, Oklahoma

August 4, 2006